UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2025

Commission File Number: 000-52369

FitLife Brands, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	20-3464383
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5214 S. 136th Street, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2025, the U.S. Bankruptcy Court for the Central District of California (“Bankruptcy Court”) approved the purchase by FitLife Brands, Inc. or its designee or affiliate (the “Company”) of substantially all of the assets of Irwin Naturals, a Nevada corporation (“Irwin”), and its related affiliates, pursuant to an Asset Purchase and Sale Agreement by and between the Company and Irwin (the “APA”) (the “Asset Acquisition”).   The APA became effective on July 31, 2025, the date of the Bankruptcy Court’s order approving the sale. Although no assurances can be given, the Company believes the closing of the sale will occur on or around August 8, 2025 (the “Closing”).

The final purchase price for the acquired assets is $42.5 million (the “Purchase Price”), subject to minor customary post-closing adjustments, $5.0 million of which was previously deposited and shall be applied toward the Purchase Price at Closing.  The Purchase Price is expected to be funded from available cash and from the proceeds of (i) a new five-year term loan in the amount of $40.625 million, the proceeds of which are partially intended to pay off, retire and replace all existing debt of the Company, amounting to approximately $10.875 million as of the date of this Current Report on Form 8-K, and (ii) up to $10.0 million in a revolving credit facility.

The assets to be purchased by the Company consist primarily of Irwin’s nutritional supplement and wellness business, together with all inventory and supplies, and certain executory contracts necessary to the operation and conduct of the business, each as defined in the APA. The APA is subject to typical representations and warranties, covenants, and conditions.

The foregoing description of the APA is qualified in its entirety by reference to the APA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On August 5, 2025, the Company issued a press release announcing the Bankruptcy Court's approval of the acquisition of substantially all of the assets of Irwin by the Company.  The press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by referenced.

Item 9.01 Financial Statements and Exhibits.

A copy of the APA and the press release announcing the transaction are attached to this Current Report on Form 8-K as Exhibits 10.1 and 99.1 respectively.

Exhibit Number	Description
10.1	Asset Purchase and Sale Agreement
99.1	Press Release dated August 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

August 5, 2025	By:	/s/ Dayton Judd
Dayton Judd
Chief Executive Officer